Sentry Power Systems, LLC

Financial Statements and
Independent Auditors’ Report

December 31, 2005 and 2004

William A. Santora, CPA David G. Dwyer, CPA, CFE John A. D’ Agostino, CPA, MST ______________ Robert Freed, Principal Linda a. Pappajohn, Principal

Independent Auditors’ Report

To the Member
Sentry Power Systems, LLC

We have audited the accompanying balance sheets of Sentry Power Systems, LLC as of December 31, 2005 and 2004, and the related statements of operations and member’s equity (deficit), and cash flows for the year ended December 31, 2005 and for the period from July 14, 2004 (inception) through December 31, 2004. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sentry Power Systems, LLC as of December 31, 2005 and 2004, and the results of its operations and its cash flows for the year and period then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note G to the financial statements, the Company has suffered significant operating losses and has a net capital deficiency, which raises substantial doubt about its ability to continue as going concern. Management’s plans regarding those matters are also disclosed in Note G. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

April 6, 2006
Newark, Delaware

Christina Executive Campus ▲ 220 Continental Drive ▲ Suite 112 ▲ Newark, DE 19713-4309
Phone: (302) 737-6200 ▲ (800) 347-0016 ▲ Fax: (302) 737-3362
Email: info@santoracpa.com ▲ www.santoracpagroup.com

Sentry Power Systems, LLC

Balance Sheets

December 31, 2005 and 2004

	2005	2004
Assets
CURRENT ASSETS
Cash	$579	$—
Accounts receivable	2,487	—
Prepaid expenses	4,177	—

Total current assets	7,243	—

PROPERTY, PLANT, AND EQUIPMENT
Equipment	2,594	—
Prototypes	10,500	10,500
Leasehold improvements	4,649	—
	17,743	10,500
Less: accumulated depreciation	(6,528)	(700)
	11,215	9,800

OTHER ASSETS
Loan acquisition costs, net	3,820	—
Deposits	6,967	1,267
	10,787	1,267

TOTAL ASSETS	$29,245	$11,067

See notes to financial statements.

Sentry Power Systems, LLC

Balance Sheets

December 31, 2005 and 2004

	2005	2004
Liabilities and Member’s Equity (Deficit)
CURRENT LIABILITIES
Bank overdraft	$—	$7,857
Accounts payable	54,898	—
Accrued salaries and wages	34,000	—
Interest payable	3,571	—
Current portion of long-term debt	35,000	—
Client deposits	2,825	—
Estimated litigation settlement	20,000	—

Total current liabilities	150,294	7,857

LONG-TERM LIABILITY
Notes payable	200,000	—

MEMBER’S EQUITY (DEFICIT)	(321,049)	3,210

TOTAL LIABILITIES AND MEMBER’S EQUITY (DEFICIT)	$29,245	$11,067

Sentry Power Systems, LLC

Statements of Operations and Member’s Equity (Deficit)

For the Year Ended December 31, 2005 and for the
Period from July 14, 2004 (Inception) Through December 31, 2004

	2005	2004

SALES	$75,427	$6,036
COST OF SALES	102,192	6,717

GROSS LOSS	(26,765)	(681)
OPERATING EXPENSES	366,532	72,304

NET LOSS	(393,297)	(72,985)

MEMBER’S EQUITY - BEGINNING	3,210	—

CONTRIBUTED CAPITAL	69,038	76,195

MEMBER’S EQUITY (DEFICIT) - ENDING	$(321,049)	$3,210

See notes to financial statements.

Sentry Power Systems, LLC
Statements of Cash Flows

For the Year Ended December 31, 2005 and for the
Period from July 14, 2004 (Inception) Through December 31, 2004

	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(393,297)	$(72,985)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation	5,828	700
Amortization	955	—
Changes in assets and liabilities
Increase in accounts receivable	(2,487)	—
Increase in prepaid expenses	(4,177)	—
Increase in deposits	(5,700)	(1,267)
Increase (decrease) in bank overdraft	(7,857)	7,857
Increase in accounts payable	54,898	—
Increase in accrued salaries and wages	34,000	—
Increase in interest payable	3,571	—
Increase in client deposits	2,825	—

Net cash used in operating activities	(311,441)	(65,695)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(7,243)	(10,500)
Additions of intangibles	(4,775)	—

Net cash used in investing activities	(12,018)	(10,500)

CASH FLOWS FROM FINANCING ACTIVITIES
Estimated litigation settlement	20,000	—
Borrowing on long-term debt	235,000	—
Capital contributed	69,038	76,195

Net cash provided by financing activities	324,038	76,195
Net increase in cash	579	—

CASH - BEGINNING OF YEAR	—	—

CASH - END OF YEAR	$579	$—

SUPPLEMENTAL DISCLOSURE OF CASH FLOWS INFORMATION
Cash paid during the year for interest	$14,095	$—

See notes to financial statements.

Sentry Power Systems, LLC

Notes to Financial Statements

Note A - Summary of Significant Accounting Policies

1.	Business Activity

Sentry Power Systems, LLC (the Company) is a limited liability company formed on July 14, 2004, to develop, manufacture, and sell automatic battery backup systems to provide emergency power to residential and small business owners throughout the United States.

2.	Revenue and Expense Recognition

The Company records its income and expenses on the accrual basis for financial reporting purposes. Under the accrual method, income is recognized when the sale is transacted, and expenses are charged when incurred.

3.	Cash and Cash Equivalents

Cash equivalents are included in cash. The Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

4.	Allowance for Uncollectible Accounts

Management charges income with doubtful accounts when they are considered uncollectible. At December 31, 2005 and 2004, there was no allowance for doubtful accounts.

5.	Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions. Those estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Sentry Power Systems, LLC

Notes to Financial Statements (Continued)

Note A - Summary of Significant Accounting Policies (Continued)

6.	Property and Equipment

Property and equipment are valued at cost. Maintenance, repairs, and minor renewals are charged directly to expense as incurred. Additions and betterments to property and equipment are capitalized. When assets are disposed of, the related cost and accumulated depreciation thereon are removed from the accounts, and any resulting gain or loss is included in the statements of operations and member’s equity (deficit).

Depreciation is computed using the straight-line method based upon the estimated useful lives of the related assets. The useful lives for purposes of computing depreciation are as follows:

Equipment	7 years
Prototypes	7 years
Leasehold improvements	1 years

7.	Intangible Assets

The cost of intangible assets is being amortized using the straight-line method over their estimated useful lives as follows:

Loan origination fees	5 years

Amortization expenses for the year ended December 31, 2005 was $955. There was no amortization expense for the period ended December 31, 2004.

8.	Advertising Costs

Advertising costs are charged to operations when incurred. The Company incurred advertising costs of $7,219 and $3,555 for the year ended December 31, 2005 and the period ended December 31, 2004, respectively.

9.	Income Taxes

In conformity with federal and state income tax laws, the member reports the income, deductions, losses, and credits on his individual tax return. Therefore, these financial statements do not include any provision or liability for income tax.

Sentry Power Systems, LLC

Notes to Financial Statements (Continued)

Note A - Summary of Significant Accounting Policies (Continued)

10.	Research and Development Costs

Research and development costs are charged to operations when incurred. Total research and development costs of $26,944 and $4,833 were incurred for the year ended December 31, 2005 and the period ended December 31, 2004, respectively.

Note B - Lease Commitment

The Company leases office space from a nonaffiliated company under a one-year term operating lease. Rent expense under this agreement for the year ended December 31, 2005 and the period ended December 31, 2004 was $18,744 and $1,267, respectively.

Note C - Notes Payable

The following is a summary of long-term debt at December 31,:

	2005	2004
Note payable, SBA Loan - Commerce Bank, payable in 12 interest-only monthly installments at a variable interest rate, 8.75% at December 31, 2005, and subsequent fixed monthly payments of interest and principal of $1,266.33 until the balance is paid in full. Secured by all assets of the Company.	$100,000	$—

Note payable, Tuoni Investments, LLC, payable in 24 interest-only monthly installments at 9.25% and a balloon payment of principal due on April 2007. Secured by 5% ownership share in the Company.	100,000	—

Note payable, individual, six interest-only monthly installments at 10% and a balloon payment of interest and principal due April 30, 2006. Guaranteed by the Company’s sole member.	10,000	—

Sentry Power Systems, LLC

Notes to Financial Statements (Continued)

Note C - Notes Payable (Continued)

	2005	2004
Note Payable, individual, six interest-only monthly installments at 10% and a balloon payment of interest and principal due March 30, 2006. Guaranteed by the Company’s sole member.	$25,000	$—
	235,000	—
Less: current portion	35,000	—
	$200,000	$—

LONG-TERM DEBT

The following are maturities of long-term debt for each of the next five years and thereafter:

2006	$35,000
2007	107,474
2008	8,738
2009	9,393
2010	10,098
Thereafter	64,297
$235,000

Note D - Concentrations of Credit Risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk are principally cash and accounts receivable. Cash deposits are maintained in one highly rated financial institution within the Company’s operating area, and management continually monitors the financial strength of the institution to minimize its risk. Cash accounts are insured by the Federal Deposit Insurance Corporation for up to $100,000.

Accounts receivable represent unsecured credit sales whose collectibility is periodically reviewed by management.

Note E - Major Customers

Revenue for the year ended December 31, 2005 included earnings from sales with two major customers, which accounted for 53.7% of the total revenue.

Sentry Power Systems, LLC

Notes to Financial Statements (Continued)

Note F - Litigation

Subsequent to December 31, 2005, the Company was named as a defendant in a lawsuit filed by a former employee for unpaid wages. The Company expects a settlement to be reached in the amount of $20,000, which has been charged to operations in the accompanying financial statements for 2005.

Note G - Going Concern and Subsequent Events

The Company’s financial statements have been prepared on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

The Company has incurred net operating losses of $466,282 from inception through December 31, 2005. The losses have reduced working capital and member’s equity to the extent that the Company may not be able to continue as a going concern.

Subsequent to year end the Company’s sole member renegotiated the terms of the note payable to Tuoni Investments, LLC. The new note agreement releases the Company of any obligation in regards to the outstanding loan balance. In addition, in March of 2006, the Company repaid the note payable of $25,000 thereby satisfying that obligation.

The Company is in negotiations with a publicly traded company that specializes in battery technology and has entered into a nonbinding letter of intent to sell all of the Company’s assets.

The financial statements do not include any adjustments relating to the recoverability of recorded asset or liability amounts that might be necessary should the Company be unable to continue as a going concern.